EXHIBIT 32.1


     CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

     The undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of North Georgia Community Financial Partners, Inc. (the "Company"), hereby each certify as follows:

     The Quarterly Report on Form 10-QSB of the Company (the "Report"), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This  13th  day  of  August  2003.


/s/ David J. Lance
------------------
David  J.  Lance,  Chief  Executive  Officer
(Principal Executive Officer)

/s/ Rhonda C. Massengill
------------------------
Rhonda  C.  Massengill
(Principal Accounting Officer)


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided toNorth Georgia Community Financial Partners, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


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